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                                                                EXHIBIT 99.3
                             MCAFEE ASSOCIATES, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

                  THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of________________, 1996, by and between McAfee Associates, Inc. (the "Company") and __________ (the "OPTIONEE").

                  On August 30, 1996, a subsidiary of the Company acquired a controlling interest in FSA Corporation ("FSA") (the "Combination"). Pursuant to the terms of a Combination Agreement between the Company, the Company's subsidiary, FSA and Daniel Freedman, the sole shareholder of FSA, dated August 16, 1996, and a Stock Option Exchange Agreement between the Company and the Optionee, the Company agreed to exchange the outstanding FSA option agreement granted to Optionee by FSA with this Option Agreement.

                  The Company hereby grants to the Optionee an option to purchase _____ shares of Stock, for the Exercise Price of $1.69 per share of Stock, upon the terms and conditions set forth in this Option Agreement (the "OPTION").

                  1. DEFINITIONS AND CONSTRUCTION.

                  1.1. DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                           (a) "BOARD" means the Board of Directors of the
Company. If one or more Committees have been appointed by the Board to administer the Option Agreement, "Board" shall also mean such Committee(s).

                           (b) "CODE" means the Internal Revenue Code of 1986,
as amended, and any applicable regulations promulgated thereunder.

                           (c) "COMMITTEE" means the Compensation Committee or
other committee of the Board duly appointed to administer the Option Agreement and having such powers as shall be specified by the Board.

                           (d) "COMPANY" means McAfee Associates, Inc., a
Delaware corporation, or any successor corporation thereto.

                           (e) "CONSULTANT" means any person, including an
advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

                           (f) "DIRECTOR" means a member of the Board or of the
board of directors of any other Participating Company.
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                           (g) "EMPLOYEE" means any person treated as an
employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for this purpose.

                           (h) "EXCHANGE ACT" means the Securities Exchange Act
of 1934, as amended.

                           (i) "EXERCISE PRICE" means $1.69 per share of Stock,
as adjusted from time to time pursuant to Section 9.

                           (j) "FAIR MARKET VALUE" means, as of any date, the
value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

                           (k) "OPTION EXPIRATION DATE" means September 30,
2010, prior to 4:30 p.m. (Calgary time).

                           (l) "PARENT CORPORATION" means any present or future
"parent corporation" of the Company, as defined in Section 424(e) of the Code.

                           (m) "PARTICIPATING COMPANY" means the Company or any
Parent Corporation or Subsidiary Corporation.

                           (n) "PARTICIPATING COMPANY GROUP" means, at any point
in time, all corporations collectively which are then Participating Companies.

                           (o) "SECURITIES ACT" means the Securities Act of
1933, as amended.

                           (p) "SERVICE" means the Optionee's employment or
service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company.

                           (q) "STOCK" means the common stock, par value $0.01,
of the Company, as adjusted from time to time in accordance with Section 9.

                           (r) "SUBSIDIARY CORPORATION" means any present or
future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                  1.2. CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the

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plural, and the plural shall include the singular. Use of the term "or" is intended to include the conjunctive as well as the disjunctive.

                  2. TAX STATUS OF THE OPTION. This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

                  3. ADMINISTRATION. All questions of interpretation concerning this Option Agreement shall be determined by the Board, including any duly appointed Committee of the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

                 4. EXERCISE OF THE OPTION.

                 4.1. RIGHT TO EXERCISE. As of August 30, 1996, the Option shall be fully vested and exercisable, as a result of the acceleration of vesting pursuant to Section 8.2.

                 4.2. METHOD OF EXERCISE. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the full payment of the aggregate Exercise Price.

                  4.3. PAYMENT OF EXERCISE PRICE. Payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made in cash, by check, or cash equivalent, such as bankers' draft or telegraphic transfer of funds.

                  4.4. TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares

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acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares.

                  4.5. CERTIFICATE REGISTRATION. The certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

                  4.6. RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                  4.7. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.

                  5. NONTRANSFERABILITY OF THE OPTION. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

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                  6. TERMINATION OF THE OPTION. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, or (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7.

                  7. EFFECT OF TERMINATION OF SERVICE.

                  7.1. OPTION EXERCISABILITY.

                           (a) DEATH. If the Optionee's Service with the
Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve
(12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                           (b) OTHER TERMINATION OF SERVICE. If the Optionee's
Service with the Participating Company Group terminates for any reason, except death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within ninety (90) days after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                  7.2. EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                  7.3. LEAVE OF ABSENCE. For purposes of Section 7.1, the Optionee's Service with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave of absence in excess of ninety (90) days, the Optionee's Service shall be deemed to terminate on the ninety-first (91st) day of such leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law), a leave of absence shall not be treated as Service for purposes of determining the Optionee's vested Stock in accordance with the vesting schedule set forth in section 4.1.

                  8.       TRIGGERING EVENT.

                  8.1. TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred in the event any of the following occurs with respect to the
Company:



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                           (a) a change of control of the Company whereby any
person (other than Daniel Freedman) acquires the legal right to acquire shares of the Company representing more than 50% of the voting shares of the Company; or

                           (b) the sale by the Company of all or substantially
all of the assets of the Company or a decision by the directors or stockholders of the Company to liquidate, dissolve or wind-up the Company, or to merge, amalgamate, consolidate or absorb the Company with or into any other corporation.

                  8.2. EFFECT OF TRIGGERING EVENT ON OPTION. In the event of a Triggering Event, the schedule for exercise referred to in Section 4.1 above shall be accelerated effective immediately prior to the occurrence of the Triggering Event such that the number of shares of Stock which is vested and exercisable is equal to the number of shares of Stock subject to the Option and exercisable in accordance with the vesting schedule in Section 4.1 multiplied by two; provided, however, that under no circumstances shall the total number of shares of Stock exercisable under the terms of this Option exceed __________. The schedule for exercise referred to in Section 4.1 already reflects the acceleration of vesting described in this Section 8.2, as a result of the Combination.

                  In addition, in the event of a Triggering Event, this Option may be assumed, exchanged, substituted or replaced by the acquiror, survivor or successor corporation (or parent thereof) with a comparable option to purchase shares of the capital stock of the acquiror, survivor or successor corporation (or parent thereof). The determination of option comparability shall be made by the Company, and its determination shall be final, binding and conclusive.

                  9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to a Triggering Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the Option to provide that the Option is exercisable for the New Shares. In the event of any such amendment, the shares of Stock subject to the Option and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this
Section 9 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option.

                  10. RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for




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which the record date is prior to the date such certificate is issued, except as provided in Section 9. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's Service as an Employee or Consultant, as the case may be, at any time.

                  11. STOCK DIVIDENDS SUBJECT TO OPTION AGREEMENT. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to any security interest held by the Company with the same force and effect as the shares subject to such security interest immediately before such event.

                  12. LEGENDS. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

                  13. BINDING EFFECT. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  14. TERMINATION OR AMENDMENT. The Board may terminate or amend the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

                  15. INTEGRATED AGREEMENT. This Option Agreement, the Stock Option Exchange Agreement and the FSA Stock Option Agreement (as herein incorporated by reference) constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.




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                  16. APPLICABLE LAW. This Option Agreement shall be governed by the laws of the State of California.

                                                     McAFEE ASSOCIATES, INC.
                                                     By:________________________

                                                     Title:_____________________

                  The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

                                    OPTIONEE

Date:___________________________    ____________________________________________